Exhibit 99.1

Advent Software Completes Sale of MicroEdge Subsidiary to Vista Equity Partners

SAN FRANCISCO — October 1, 2009 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services for the global investment management industry, today announced that it has completed the sale of its New York-based subsidiary MicroEdge, Inc. to Vista Equity Partners.  Established in 1985, MicroEdge is a leading provider of software and services to the giving community.

Under the terms of the purchase agreement, previously announced on July 28, 2009, an affiliate of Vista Equity Partners, Vista Foundation Fund I, purchased all of the outstanding capital stock of MicroEdge, Inc. and subsidiaries for approximately $30 million of cash, subject to adjustment for a working capital adjustment and other specified items.

Commented Stephanie DiMarco, Founder and Chief Executive Officer of Advent, “Advent is focused on delivering mission-critical solutions to the investment management industry to help firms grow their business, control costs and manage risk.  The sale of the MicroEdge business helps to better align our business with this strategic objective and positions us to continue to build on our leadership position within the industry.  I would like to extend my personal thanks to the MicroEdge team for all their efforts over the past ten years and wish them well in their new relationship with Vista.”

According to Robert F. Smith, Managing Principal of Vista Equity Partners, “We are long-term investors in technology-enabled companies that are committed to being leaders in their markets.  We chose to acquire MicroEdge because of its strong market position, product offerings, loyal and satisfied customers, and its highly talented and devoted employees.  We look forward to helping position MicroEdge for continued growth and enabling the company to strengthen and expand its product offerings.”

JMP Securities LLC acted as the exclusive financial advisor to Advent Software, Inc. in this transaction.

About Vista Equity Partners

Vista Equity Partners is a leading private equity firm that invests in dynamic, successful technology-based organizations led by world-class management teams with long-term perspective. With over $2 billion in committed capital, Vista is a value-added investor, contributing professional expertise and multi-level support toward companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing.  Vista seeks to align the interest of clients, management and shareholders and focus on the operational processes and best practices that are critical for long-term value creation.  For more information on Vista visit www.vistaequitypartners.com.

About MicroEdge
Established in 1985, MicroEdge, Inc. (www.microedge.com), a subsidiary of Advent Software, Inc. is the leading provider of software and services to the giving community worldwide. MicroEdge solutions deliver a powerful, integrated, and open framework for efficient and effective charitable giving. The company is committed to providing the best technology toolset for foundations, corporations, government agencies, donors, advisors and financial institutions. Together, these tools help organizations to work with one another to raise, invest, manage and award charitable currency. MicroEdge, Inc. is headquartered in New York City with regional offices throughout the U.S. and Europe, and supports thousands of clients worldwide.

About Advent

Advent Software, Inc., a global firm, has provided trusted solutions to the world’s financial professionals since 1983.  Firms in 60 countries rely on Advent technology to run their mission-critical operations.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support and services organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

Forward-looking Statements

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements in this press release include, without limitation, statements regarding the anticipated proceeds of the sale, the expected benefits of the divestiture to Advent’s leadership and market position; our expectations regarding improvements in our internal operations and resources; our expectations regarding the continued operation of MicroEdge; and other matters that involve known and unknown risks, uncertainties and other factors that may cause Advent’s actual results, levels of activity, or performance to differ materially from that expressed or implied by this press release.  Such risk factors include, among others: difficulties encountered in divesting and providing transition services to MicroEdge; achieving expected benefits; and changes in market and economic conditions. Actual results may differ materially from those contemplated in the forward-looking statements in this press release.  Additional information concerning these and other risk factors is contained in Advent’s most recently filed quarterly report on Form 10-Q and 2008 annual report on Form 10-K, copies of which may be obtained by contacting Advent Software at (415) 645-1787 or by visiting Advent’s Investor Relations Web site at www.advent.com.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Advent logo and Advent Software are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

Media Contact:

Jessica Miller

Advent Software, Inc.

(415) 645-1668

jmiller@advent.com

Investor Relations Contact:

Heidi Flaherty
Advent Software, Inc.

(415) 645-1145

flaherty@advent.com